Exhibit 99.1

NEWS RELEASE

SECURITY FEDERAL CORPORATION ANNOUNCES INCREASE IN
QUARTERLY AND NINE MONTH EARNINGS

Aiken, South Carolina (October 28, 2019) - Security Federal Corporation (“Company”) (OTCBB:SFDL), the holding company for Security Federal Bank (“Bank”), today announced results for the three and nine months ended September 30, 2019.

Net income for the quarter was $2.2 million, or $0.71 per diluted share, compared to $2.1 million, or $0.68 per diluted share, for the third quarter of 2018, an increase of $112,000 or 5.3%. Year to date net income was $6.2 million, or $1.98 per diluted share, compared to $5.7 million, or $1.82 per diluted share, during the nine months ended September 30, 2018. The $535,000 or 9.5% increase in earnings was primarily the result of increases in net interest income and non-interest income during the nine months ended September 30, 2019.

Third Quarter 2019 Financial Highlights

•	Net income of $2.2 million was highest in Company history
•	Average interest earning assets grew $78 million to $912 million at September 30, 2019
•	Average yield on interest earning assets increased 13 basis points to 4.25%
•	Total interest income increased $1.1 million, or 13.3%, to $9.6 million
•	Total interest expense increased $862,000 or 60.3% to $2.3 million
•	Net interest income increased to $7.3 million for the third quarter of 2019
•	Increased quarterly dividend payment to $0.10 per share
•	The Bank opened its 17th full service branch, located in Augusta, Georgia

	Quarter Ended September 30,
(Dollars in Thousands, except for Earnings per Share)	2019	2018
Total interest income	$9,641	$8,507
Total interest expense	2,291	1,430
Net interest income	7,350	7,077
Provision for loan losses	75	150
Net interest income after provision for loan losses	7,275	6,927
Non-interest income	2,408	2,070
Non-interest expense	6,989	6,418
Income before income taxes	2,694	2,579
Provision for income taxes	475	471
Net income	$2,219	$2,108
Earnings per common share (basic)	$0.75	$0.71
Earnings per common share (diluted)	$0.71	$0.68

Non-interest income increased $339,000, or 16.4%, to $2.4 million for the quarter ended September 30, 2019 primarily due to an increase in gain on sale of investment securities and loans. Non-interest expense increased $572,000, or 8.9%, to $7.0 million primarily due to increases in salaries and employee benefits expense and the change in net cost of operation of other real estate owned (“OREO”).

Year to Date (Nine Months) Comparative Financial Highlights

•	Net income of $6.2 million was highest year to date earnings in Company history
•	Net interest income increased $1.3 million, or 6.4%, to $21.7 million
•	Interest income increased $3.5 million, or 14.4%, to $27.8 million, while interest expense increased $2.2 million, or 56.4%, to $6.1 million.

	Nine Months Ended September 30,
(Dollars in Thousands, except for Earnings per Share)	2019	2018
Total interest income	$27,801	$24,309
Total interest expense	6,075	3,884
Net interest income	21,726	20,425
Provision for loan losses	175	150
Net interest income after provision for loan losses	21,551	20,275
Non-interest income	7,097	5,858
Non-interest expense	20,975	19,177
Income before income taxes	7,673	6,956
Provision for income taxes	1,481	1,298
Net income	$6,192	$5,658
Earnings per common share (basic)	$2.10	$1.92
Earnings per common share (diluted)	$1.98	$1.82

Year to date non-interest income increased $1.2 million, or 21.1%, to $7.1 million primarily due to an increase in gain on sale of investment securities and loans. Non-interest expense increased $1.8 million, or 9.4%, to $21 million for the nine months ended September 30, 2019. The most significant increases were in salaries and employee benefits expense, depreciation and maintenance of equipment, and the cost of operation of OREO.

Credit Quality Highlights

•	Net charge-offs decreased $89,000, or 56.1%, to $70,000 for the third quarter of 2019 compared to $159,000 for the same period in 2018.
•	Provision for loan losses was $75,000 during the third quarter of 2019 compared to $150,000 for the same quarter last year.
•	Non-performing assets improved to $4.8 million at September 30, 2019 from $10.9 million at September 30, 2018.
•	Allowance for loan losses as a percentage of gross loans was 1.9% at September 30, 2019 compared to 2.0% at September 30, 2018.

	Quarter Ended		Nine Months Ended
Dollars in thousands	9/30/2019	9/30/2018	9/30/2019	9/30/2018
Provision for loan losses	$75	$150	$175	$150
Net charge-offs (recoveries)	$70	$159	$588	$(230)

At Period End (dollars in thousands):	9/30/2019	12/31/2018	9/30/2018
Non-performing assets	$4,786	$7,771	$10,856
Non-performing assets to gross loans	1.0%	1.8%	2.5%
Allowance for loan losses	$8,759	$9,172	$8,602
Allowance to gross loans	1.9%	2.1%	2.0%

Balance Sheet Highlights and Capital Management

•	Total assets were $991 million at September 30, 2019, an increase of $89 million, or 9.9%, from September 30, 2018.
•	Investment securities increased $64 million, or 16.1%, to $460 million at September 30, 2019 from $396 million at September 30, 2018.
•	Net loans receivable were $454 million at September 30, 2019, an increase of $30 million, or 7.0%, from one year prior. The most significant increase was in the commercial real estate category.
•	Total deposits increased $64 million, or 8.5%, to $815 million at September 30, 2019 from $751 million one year prior. The most significant increases were in demand deposits and time deposits.
•	Book value per share increased to $31.22 at September 30, 2019 from $26.03 at September 30, 2018.

BALANCE SHEET HIGHLIGHTS
Dollars in thousands	9/30/2019	12/31/2018	9/30/2018
Total assets	$991,261	$912,614	$902,235
Cash and cash equivalents	$13,793	$12,706	$20,110
Total loans receivable, net	$453,641	$430,054	$423,980
Investment & mortgage-backed securities	$459,660	$409,894	$396,044
Deposits	$814,620	$767,497	$750,998
Borrowings	$73,988	$58,310	$66,771
Shareholders' equity	$92,302	$80,518	$76,886
Book value per share	$31.22	$27.25	$26.03
Total risk based capital ratio (1)	16.95%	17.47%	17.78%
Common equity tier one ratio (1)	15.70%	16.21%	16.53%
(1)- Ratio is calculated using Bank only information and not consolidated information

Security Federal now has 17 full service branches located in Aiken, Ballentine, Clearwater, Columbia, Graniteville, Langley, Lexington, North Augusta, Ridge Spring, Wagener and West Columbia, South Carolina and Augusta and Evans, Georgia. A full range of financial services, including trust and investments, are provided by the Bank and insurance services are provided by the Bank’s wholly owned subsidiary, Security Federal Insurance, Inc.

For additional information contact Jessica Cummins, Chief Financial Officer, at (803) 641-3000.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties.  The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company’s primary market area; demand for residential, commercial business and commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, and changes related to the Basel III requirements, the impact of the effect of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the implementing regulations, including the interpretation of regulatory capital or other rules; the ability to attract and retain deposits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; adverse changes in the securities markets; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; technology factors affecting operations; pricing of products and services; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018.  Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.